UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2004

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 356-5000

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 25, 2004.

Item 9. Regulation FD Disclosure.

On February 25, 2004, Dominion Homes, Inc., an Ohio corporation (the “Company”), issued a press release (the “Press Release”) announcing its scheduled presentation to the investment community via live webcast at the Raymond James Institutional Investors Conference on Tuesday, March 2, 2004, at 4:00 p.m. Eastern Time. A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated by reference. The information in this Report is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Jon M. Donnell
Jon M. Donnell, President and Chief Operating Officer

Date: February 25, 2004